EXHIBIT 23.1



August 15, 1997                                            Our File No. 20427160
                                                           ---------------------


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549
U.S.A.

Re:  MINERA ANDES INC.
     -----------------

Dear Sirs:

We consent to the incorporation in this registration statement on form S-8 of Minera Andes Inc. of our report dated February 20, 1997 except for Note 13 which is at June 16, 1997 on our examination of the consolidated financial statements of Minera Andes Inc. by reference to the registration statement of Form 10-SB of Minera Andes Inc.

Yours truly,

McKay & Partners

/s/ MacKay & Partners

Glenn Ohlhauser, C.A.